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                                                                  EXHIBIT (a)(3)



                                SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS



         THIS SECOND AMENDMENT AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT FUNDS (the "Amendment") is entered into the 10th day of December, 1998, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").


         WHEREAS, the Trustees of the Trust desire to establish a new Class of shares of AIM Developing Markets Fund, AIM Global Growth & Income Fund, AIM Latin American Growth Fund, AIM Global Consumer Products and Services Fund, AIM Global Financial Services Fund, AIM Global Health Care Fund, AIM Global Infrastructure Fund, AIM Global Resources Fund, AIM Global Telecommunications Fund, AIM Global Government Income Fund, AIM Emerging Markets Debt Fund and AIM Strategic Income Fund, Portfolios of the Trust: the Class C Shares; and

         WHEREAS, Section 2.3 (b) and Section 2.3.1 of the Agreement permit the Trustees to establish such Class and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without Shareholder authorization or vote; and


         WHEREAS, at a meeting duly called and held on the 10th day of December, 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.


         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A of the Agreement shall be deleted in its entirety and the following new Schedule A shall be substituted in lieu thereof:

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                                   "SCHEDULE A

         AIM Investment Funds shall be divided into the following Portfolios and
Classes:

                  Class A, Class B, Class C and Advisor Class

               AIM Developing Markets Fund AIM Global Growth & Income Fund AIM Latin American Growth Fund AIM Global Consumer Products and Services Fund AIM Global Financial Services Fund AIM Global Health Care Fund AIM Global Infrastructure Fund AIM Global Resources Fund AIM Global Telecommunications Fund AIM Global Government Income Fund AIM Emerging Markets Debt Fund AIM Strategic Income Fund


                  Class A, Class B and Advisor Class

               AIM Emerging Markets Fund



Date: December 10, 1998"



         3. With the exception of the amendment to Schedule A of the Agreement as set forth in paragraph 2 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.



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                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Amendment to Agreement and Declaration of Trust of AIM Investment Funds as of the day and year first above written.



/s/ C. DEREK ANDERSON                             /s/ FRANK S. BAYLEY
--------------------------                        -----------------------------
C. Derek Anderson, Trustee                        Frank S. Bayley, Trustee

/s/ ROBERT H. GRAHAM                              /s/ ARTHUR C. PATTERSON
--------------------------                        -----------------------------
Robert H. Graham, Trustee                         Arthur C. Patterson, Trustee

/s/ RUTH H. QUIGLEY
--------------------------
Ruth H. Quigley, Trustee





                         [THIS IS THE SIGNATURE PAGE FOR
           THE SECOND AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                            OF AIM INVESTMENT FUNDS]